EXHIBIT 10.1

SEARS HOLDINGS CORPORATION

2008 ANNUAL INCENTIVE PLAN

SECTION 1

GENERAL

1.1. Purpose. The Sears Holdings Corporation 2008 Annual Incentive Plan (the “AIP”) is a performance-based incentive program. The purpose of the AIP is to reward eligible employees of Sears Holdings Corporation (the “Company”), Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation and their participating subsidiaries (collectively referred to as “Employers”), for sustained Company fiscal performance. The AIP is established under, and constitutes a part of, the Sears Holdings Corporation Umbrella Incentive Program (the “UIP”), which UIP was previously approved by shareholders. Both (a) Awards (as defined in Section 9) structured to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Section 162(m) of the Internal Revenue Code (“Code”), and (b) Awards not so structured, may be issued hereunder. The effective date of the AIP is April 22, 2008, which is the date the Compensation Committee (as defined in Section 9) adopted the AIP (the “Effective Date”).

1.2. Operation, Administration and Definitions. The operation and administration of the AIP, including the Awards made under the AIP, shall be subject to the provisions of Section 7. Capitalized terms in the AIP shall be defined in the provision in which a term first appears or as set forth in Section 9.

1.3. Participating Employers. Each Employer whose eligible employee’s are covered by the AIP may be referred to herein as a “Participating Employer”. Participating Employers are listed on Appendix A.

SECTION 2

PARTICIPATION

2.1. Eligible Employee. Except as provided herein, the term “Eligible Employee” means all: (a) salaried employees and (b) “corporate hourly employees”, of any Employer, including the Company, which is a Participating Employer. “Corporate hourly employees” refer to hourly employees employed at a Support Center. Subject to the terms and conditions of the AIP, the Senior Corporate Compensation Executive (as defined in Section 9) shall determine Eligible Employee status, except as determined by the Compensation Committee in accordance with subsection 7.1. Eligible Employees are “Participants” in the AIP.

2.2. New Hires; Changes in Status; Promotions and Demotions.

(a) New Hires. The Senior Corporate Compensation Executive, the Compensation Committee, or an authorized representative of either, as applicable, shall determine whether and when an employee who is a new hire is an Eligible Employee. The terms and conditions of any Award for such an individual shall be (i) based on the Target Annual Incentive for the new hire’s incentive-eligible position and (ii) subject to a fraction, the numerator of which is the number of full days on active payroll (except as otherwise provided herein) during the Performance Period (as defined in subsection 3.1) that the Eligible Employee was a Participant in the AIP and the denominator of which is the number of full days in the Performance Period.

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(b) Changes in Status. The Senior Corporate Compensation Executive or the Compensation Committee, as applicable, shall determine whether and when an employee who has a change in status becomes or ceases to be an Eligible Employee during the Performance Period. The terms and conditions of any Award for such an individual shall be (i) based on the Target Annual Incentive for the incentive-eligible position and (ii) subject to a fraction, the numerator of which is the number of full days on active payroll (except as otherwise provided herein) during the Performance Period that the Eligible Employee was a Participant in the AIP and the denominator of which is the number of full days in the Performance Period.

(c) Promotion. If a Participant is promoted, the Award for such an individual shall be based on a pro-ration, whereby the Target Annual Incentive for the new position will apply to the remainder of the Performance Period and the Target Annual Incentive for the immediately preceding incentive-eligible position will apply to the portion of the Performance Period immediately preceding the effective date of the promotion, subject to subsection 3.2. Notwithstanding the foregoing, in no event will positive discretion be applied to any Award that has been designated as intended to meet the requirements of Code Section 162(m) (and the regulations issued thereunder) with respect to the Performance Period or as of the payment date (as defined under subsection 5.1).

(d) Demotions. If a Participant is demoted, the Award for such an individual shall be based on a pro-ration, whereby the Target Annual Incentive for the new incentive-eligible position (if any) will apply only to the remainder of the Performance Period and the Target Annual Incentive for the immediately preceding incentive-eligible position will apply only to the portion of the Performance Period immediately preceding the effective date of the promotion, subject to subsection 3.2.

SECTION 3

ANNUAL INCENTIVE AWARDS

3.1. Annual Incentive Awards. Except as provided herein, the Senior Corporate Compensation Executive shall determine, in its sole discretion, the “Target Annual Incentive” (as defined herein) for each Participant. Notwithstanding the forgoing, the Compensation Committee shall approve the Target Annual Incentives and the Awards for Executives (as defined in Section 9) under its purview.

(a) A “Target Annual Incentive” shall refer to the percentage of a Participant’s rate of base pay during the Performance Period, which may be reflected as a percentage of base pay or flat dollar amount.

(b) The “Target Incentive Award” shall consist of a commitment by the Company to distribute, at the time specified in, and in accordance with the applicable provisions of, Section 5 below, a dollar amount based on a Participant’s Target Annual Incentive and based on actual performance of the Company and the Participant, as compared to established performance goals described in Section 4 below. The Target Incentive Award shall be subject to pro-ration (if applicable) and certification of the calculation of the final Award amount by the Senior Corporate Compensation Executive or the Compensation Committee, as applicable.

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(c) The “Annual Incentive Award” shall refer to the final annual portion of a Participant’s Target Incentive Award payable on the payment date (as defined in subsection 5.1 below).

(d) Any Annual Incentive Award shall be satisfied by a distribution in accordance with Section 5 and subject to Sections 6 and 7.

3.2. Adjustments based on Status Changes during Performance Period. Notwithstanding anything in the AIP to the contrary, with respect to Awards that are not designated as intended to meet the requirements of “performance-based compensation” under Code Section 162(m) (and the regulations issued thereunder) and prior to the settlement of any Award, if the Target Annual Incentive for a new incentive-eligible position (including if due to promotion or demotion) is lower or higher than the Target Annual Incentive for a Participant’s immediately prior position, the Participant’s Target Incentive Award may be to adjusted by the Senior Corporate Compensation Executive or the Compensation Committee, as applicable, to ensure that the overall target cash compensation (i.e., the sum of base pay and Target Annual Incentive) for the new position is comparable to the overall target cash compensation for the immediately prior position.

3.3. Performance Period. The “Performance Period” refers to the applicable Fiscal Year (as defined in Section 9). The amount of an Award, if any, shall be determined following completion of the Performance Period in accordance with this Section 3 and Section 4.

3.4. Pro-ration.

(a) The Annual Incentive Award of a Participant who experiences a status change or position change, shall be pro-rated based on the number of days worked on active payroll in each incentive-eligible position during the Performance Period.

(b) The Annual Incentive Award of a Participant who experiences a demotion or promotion, shall be pro-rated based on the Target Annual Incentives in effect during the Performance Period, subject to Sections 2.2 and 3.2 above.

(c) The Annual Incentive Award of a Participant who experiences an event described in Section 6, shall be pro-rated based upon a fraction, the numerator of which is the number of days worked on active payroll in an incentive-eligible position during the Performance Period and the denominator of which is the number of days in the Performance Period.

SECTION 4

GOALS AND PERFORMANCE

4.1. Company Goals. The financial performance goals, which are approved by the Senior Corporate Compensation Executive or the Compensation Committee, as applicable, shall include the following levels of performance.

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(a) EBITDA

(i) AIP EBITDA. Subject to adjustment, if any, in accordance with paragraph (iv) of this subsection 4.1(a), “AIP EBITDA” refers to earnings before interest, taxes, depreciation and amortization for the Performance Period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, other than Sears Canada (referred to as the “Domestic Company”), less depreciation and amortization and gains/(losses) on sales of assets. In addition, it is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1 million or more) including the costs related thereto; the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities. If after the Effective Date, the Domestic Company acquires assets or an entity that has associated EBITDA (measured using the same principles as those described in the preceding provisions of this paragraph (i)) in its last full fiscal year prior to the acquisition, of greater than or equal to $100,000,000, any EBITDA associated with such assets or entity (after its acquisition) and during the Performance Period shall be disregarded in determining AIP EBITDA under this paragraph (i).

(ii) Threshold EBITDA. “Threshold EBITDA” reflects the minimum Company performance that must be achieved for any Annual Incentive Award to be paid, which shall be equal to ninety percent (90%) of the Target EBITDA.

(iii) Target EBITDA. Subject to adjustment, if any, in paragraph (iv) immediately below, “Target EBITDA” refers to the target level of EBITDA, for the Performance Period, established by the Compensation Committee consistent with Company strategy, in accordance with paragraph (i) above of this subsection 4.1(a).

(iv) Adjustments to Target EBITDA. The AIP EBITDA incentive target contemplates that the Domestic Company remains approximately the same size over the Performance Period. If, after the beginning of the Performance Period, Domestic Company divests itself of assets or an entity that has associated EBITDA (measured using the same principles as those described in paragraph (i) above of this subsection 4.1(a)) in its last full fiscal year prior to the divestiture of greater than or equal to $100,000,000, Target EBITDA for the Performance Period will be decreased by actual EBITDA of such assets or entity for the portion of such assets’ or entity’s last full fiscal year prior to the divestiture corresponding to the portion of the Performance Period (in which the divestiture occurs) remaining after the divestiture occurs.

(b) Merchandise Margin.

(i) Merchandise Margin. The Merchandise Margin may also be taken into consideration. Merchandise Margin may apply as a Company goal as well as a goal specific to a particular business unit. The applicability of this performance measure to a Participant will depend on his or her Assignment. “Merchandise Margin” refers to internal margin as reported

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on the Company’s domestic internal operating statements, and generally consists of merchandise gross profit, vendor allowances/subsidy included in margin, return-to-vendor markouts, allocated zero percent (0%) finance promotion costs, product quality costs and inventory shrink.

(ii) Threshold Merchandise Margin. “Threshold Merchandise Margin” reflects the minimum gross margin that must be achieved with respect to Awards that include as a measurement Merchandise Margin, which shall be equal to ninety six point seven percent (96.7%) of the Target Merchandise Margin.

(iii) Target Merchandise Margin. “Target Merchandise Margin” refers to the target level of Merchandise Margin, for the Performance Period, established by the Compensation Committee, consistent with Company strategy, in accordance with paragraph (i) above of this subsection 4.1(b).

4.2. Company Performance. Company performance is determined based on certain financial measurements including the following primary measurements: EBITDA and Merchandise Margin, which shall be applied to a Participant based upon his or her Assignment.

(a) EBITDA Performance.

(i) Threshold Payout. Subject to Participant performance and Sections 5 and 6, if Threshold EBITDA is met, sixty percent (60%) of a Target Incentive Award shall be paid.

(ii) Target Payout. Subject to Participant performance and Sections 5 and 6, if Target EBITDA is met, one hundred percent (100%) of a Target Incentive Award shall be paid.

(iii) If EBITDA performance falls between the Threshold and the Target payout levels, the adjustment to an Award shall be determined by straight-line interpolation.

(iv) Subject to Participant performance and Sections 5 and 6, if EBITDA performance exceeds the Target, a percentage of the Target Incentive Award shall be paid equal to one hundred percent (100%) plus two percent (2%) for each one percent (1%) by which EBITDA performance exceeds Target EBITDA. There is no maximum payout percentage.

(b) Merchandise Margin Performance.

(i) Threshold Payout. Subject to Participant performance and Sections 5 and 6, if Threshold Merchandise Margin is met, sixty percent (60%) of a Target Incentive Award shall be paid.

(ii) Target Payout. Subject to Participant performance and Sections 5 and 6, if Target Merchandise Margin is met, one hundred percent (100%) of a Target Incentive Award shall be paid.

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(iii) If Merchandise Margin performance falls between the Threshold and the Target payout levels, the adjustment to an Award shall be determined by straight-line interpolation.

(iv) Subject to Participant performance and Sections 5 and 6, if Merchandise Margin performance exceeds the Target, a percentage of the Target Incentive Award shall be paid equal to one hundred percent (100%) plus six point zero six percent (6.06%) for each one percent (1%) by which Merchandise Margin performance exceeds Target Merchandise Margin. There is no maximum payout percentage.

(c) Other Financial Performance Metrics. In addition to the performance measures described above, other financial measures have been established to measure the contribution or profit of different business units. The threshold and target amounts and related payout percentages for these other financial measures are established utilizing the EBITDA or Merchandise Margin criteria, as described in subsection 4.1 above and this subsection 4.2. Notwithstanding the foregoing, for certain Participants a different threshold performance percentage (than those provided for under subsection 4.1) may apply based upon such Participants’ business unit. The applicability of any other performance measure referred to in this paragraph (c) to a Participant will depend on his or her Assignment.

4.3. Participant Performance. Except as provided in subsection 4.3(b) below, the Senior Corporate Compensation Executive or the Compensation Committee, as applicable, shall have the discretion to apply an individual performance modifier to a Participant’s Annual Incentive Award, which enables the Award to be modified, positively or negatively, based on individual Participant performance.

(a) Such individual modifier may be applied to modify a Participant’s Annual Incentive Award as follows:

Performance	Rating	Modifier
Exceeds Expectation	5	+ 0% to 25%
Above Average	4	+ 0% to 15%
Average	3	No adjustment
Below Average	2	- 25%
Poor Performance	1	- 100%

(b) The individual modifier shall not apply to the portion of an Award attributable to any portion of the Performance Period during which a Participant holds a position of Senior Vice President or higher, and in no event will positive discretion be applied to any Award for a Participant who is a “covered employee” within the meaning of Code Section 162(m) (and the regulations issued thereunder) with respect to the Performance Period or as of the payment date (as defined under subsection 5.1).

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4.4. Additional Requirements. All Annual Incentive Awards awarded under the AIP are subject to the provisions of Sections 5, 6 and 7.

SECTION 5

DISTRIBUTION

5.1. Time of Payment. Subject to Sections 6 and 7, the Annual Incentive Awards that are payable under the AIP, based on the Awards and payout formulas described at Sections 3 and 4, shall be distributed immediately after the Compensation Committee has certified the attainment of the performance goals and the Compensation Committee or the Senior Corporate Compensation Executive, as appropriate, has determined the amount to be paid to each Participant, which shall in no event be later than the date which is two and one-half (2 1/2) months after the last day of the 2008 Fiscal Year. Notwithstanding anything herein to the contrary, such distributions shall be made no later than required by Code Section 409A to avoid treatment of the AIP as a deferred compensation plan under Code Section 409A. The date as of which payment is made in accordance with this subsection 5.1 is referred to herein as the “payment date.”

5.2. Form of Payment. An Annual Incentive Award shall generally be satisfied by a single, lump sum cash payment to the Participant, provided, however, that, at the discretion of the Committee, the Company may elect, by such deadline as specified under uniform and nondiscriminatory rules established by the Committee, to satisfy such Annual Incentive Award by payment of shares of Company common stock (“Stock”) in lieu of cash, or a combination of cash and shares of Stock. The number of shares of Stock shall be equal to (i) the amount of the Award to be paid in stock in accordance with this subsection 5.2, divided by (ii) the Fair Market Value of a share of Stock, on the principal securities exchange or market on which the shares are then listed or admitted, on the business day immediately preceding the date of distribution or, if the Stock is not traded on that date, on the next preceding date on which Stock was traded; provided that issuance of any shares of Stock in accordance with this subsection 5.2 shall be contingent on the availability of shares of Stock under any shareholder-approved plan of the Company providing for the issuance of Stock in satisfaction of the Awards hereunder (which in no event shall be an employee stock purchase plan).

5.3. Termination of Employment and Other Provisions. All distributions are subject to the provisions of Sections 6 and 7, below.

SECTION 6

TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE; REINSTATEMENT

Any Award payable under this Section 6 shall be payable in accordance with Section 5.

6.1. Termination of Employment. If a Participant incurs a termination of employment before the payment date (as defined in Section 5.1 above), the effect of termination of employment on a Participant’s right to receive an Award under the AIP shall depend on the reason for the termination, as described in this subsection 6.1.

(a) Voluntary Termination or Involuntary Termination. In the event that prior to the payment date of an Award, a Participant (i) voluntarily terminates employment (for any reason other than due to permanent and total disability, as defined in the Company’s long-term disability program, regardless of whether the Participant is covered by such program) or (ii) is involuntarily terminated for any reason (other than death) prior to the payment date of an Award, such Participant shall forfeit his or her Award, except as prohibited by law.

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(b) Disability. In the event that prior to the payment date of an Award, a Participant suffers a permanent and total disability (as defined in the Company’s long-term disability program, regardless of whether the Participant is covered by such program) while employed by the Company or an Employer resulting in termination or retirement, subject to Section 7 below, such Participant shall be entitled to a distribution of the Award that would otherwise be payable to the Participant under Sections 3 and 4 above, pro-rated based upon a fraction, the numerator of which is the number of full days worked on active payroll in an incentive-eligible position during the Performance Period and the denominator of which is the number of days in the Performance Period.

(c) Death. In the event that a Participant dies while employed by a Participating Employer but prior to the payment date of his or her Award, the estate of such Participant shall be entitled to a distribution of the Award, if any, payable in cash that would otherwise be payable to the Participant under Sections 3 and 4 above, pro-rated based upon a fraction, the numerator of which is the number of full days worked on active payroll in an incentive-eligible position during the Performance Period and the denominator of which is the number of full days in the Performance Period (or the number of days remaining in the Performance Period after the individual is assigned to an incentive-eligible position).

6.2. Leave of Absence.

(a) General. In the event that a Participant is on an unpaid leave of absence any time during the Performance Period or at the time of the payment date, subject to paragraphs (b) and (c) immediately below and Section 7, such Participant shall be entitled to a distribution of the Award that would otherwise be payable to the Participant under Sections 3 and 4 above, pro-rated based upon a fraction, the numerator of which is the number of full days worked on active payroll in an incentive-eligible position during the Performance Period and the denominator of which is the number of days in the Performance Period.

(b) Short-Term Disability. In the event that a Participant is on a leave of absence due to short-term disability (including, for purposes of the AIP, paid maternity leave) any time during the Performance Period, subject to paragraphs (c) below and Section 7), the period of the leave of absence shall be treated as time on active payroll and will be credited toward the determination of the Participant’s Award and the Participant shall be entitled to payment of the Award in accordance with Section 5, even if the Participant is on the short-term disability leave of absence as of the payment date.

(c) Salary Continuation. In the event that a Participant is receiving salary continuation under a severance or non-compete agreement or a Company-sponsored transition pay or severance pay plan as of the payment date, such Participant shall forfeit his or her Award.

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6.3. Reinstatement. If a Participant who forfeited his or her Award as a result of a termination of employment is reinstated or rehired during the Performance Period, any Award attributable to the portion of the Performance Period prior to the termination of employment shall remain forfeited. Notwithstanding the foregoing, such a Participant shall be eligible for an Award based on a fraction, the numerator of which is the number of days worked on active payroll in an incentive-eligible position on or after the date of reinstatement or rehire during the Performance Period and the denominator of which is the number of days in the Performance Period.

SECTION 7

OPERATION AND ADMINISTRATION

7.1. Compensation Committee and Senior Corporate Compensation Executive.

(a) Compensation Committee. Notwithstanding paragraph (b) immediately below, the Compensation Committee:

(i) Shall approve the Target Annual Incentives and the Awards for Executives under its purview;

(ii) Notwithstanding paragraph (b) below, with respect to Executives under its purview, shall have the authority and discretion to establish the terms, conditions, restrictions, and other provisions of such Awards, including without limitation the financial performance goals and the performance measures for each such Executive’s Assignment in accordance with Section 4, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards, subject to the requirements of Code Section 162(m), if applicable;

(iii) May make additional changes to the AIP that it deems appropriate for the effective administration of the AIP; provided however, that these changes may not increase the benefits to which Participants may become entitled under the AIP nor change the pre-established measures or goals that have been approved, except as explicitly provided in the AIP; and

(iv) Shall be responsible for all other duties and responsibilities allocated to the Compensation Committee under the terms and conditions of the AIP.

(b) Senior Corporate Compensation Executive. Except as provided in paragraph (a) immediately above, the Senior Corporate Compensation Executive:

(i) Shall Determine the Target Annual Incentive for each Participant;

(ii) Shall have the authority to control and manage the operation and administration of the AIP;

(iii) Shall be responsible for the day-to-day administration of the AIP, including without limitation the exception process described in Section 7.2 below;

(iv) Subject to the other provisions of the AIP, have the authority and discretion to determine the time or times of receipt of Awards, to establish the terms, conditions, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards, subject to the requirements of Code Section 162(m), if applicable; and

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(v) Shall be responsible for all other duties and responsibilities allocated to the Senior Corporate Compensation Executive under the terms and conditions of the AIP.

(c) Any determinations by the Compensation Committee or the Senior Corporate Compensation Executive, as applicable, regarding this AIP are binding on all Participants.

(d) The Senior Corporate Compensation Executive and the Compensation Committee, as appropriate, shall have the authority and discretion to interpret the AIP, to establish, amend, and rescind any rules and regulations relating to the AIP and to make all other determinations that may be necessary or advisable for the administration of the AIP.

7.2. Incentive Exceptions. The Senior Corporate Compensation Executive shall have the authority to receive and consider requests by Business Units of the Participating Employers for an exception to an established performance measures due to circumstances outside of the business unit’s control. The Senior Corporate Compensation Executive may establish a procedure for reviewing and approving or rejecting an exception. Any exception determination shall be binding. In no event will positive discretion be applied, by the Compensation Committee or the Senior Corporate Compensation Executive, to any Award that has been designated as intended to meet the requirements of Code Section 162(m) (and the regulations issued thereunder) with respect to the Performance Period or as of the payment date (as defined under subsection 5.1).

7.3. Discretion. Notwithstanding Section 7.2 or anything in the AIP to the contrary, with respect to Awards that are not designated as intended to meet the requirements of “performance-based compensation” under Code Section 162(m) (and the regulations issued thereunder) and prior to the settlement of any Award, the Compensation Committee or the Senior Corporate Compensation Executive, as applicable, may change the pre-established measures and goals that have been approved for such Award and increase or reduce the amount of such Award.

7.4. Tax Withholding. All distributions under the AIP are subject to withholding of all applicable taxes.

7.5. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, as provided under subsection 5.2, subject, in the case of settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Senior Corporate Compensation Executive or the Compensation Committee, as appropriate, shall determine. Each Employer shall be liable for payment of an Award due under the AIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Employer by the Participant. Any disputes relating to liability of an Employer for payment of an Award shall be resolved by the Senior Corporate Compensation Executive or the Compensation Committee, as appropriate.

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7.6. Transferability. Except as otherwise provided by the Senior Corporate Compensation Executive, Awards under the AIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

7.7. Form and Time of Elections. Unless otherwise specified herein, any election required or permitted to be made by any Participant or other person entitled to benefits under the AIP, and any permitted modification, or revocation thereof, shall be in writing filed with the Senior Corporate Compensation Executive at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the AIP, as the Senior Corporate Compensation Executive shall require.

7.8. Action by Company or Employer. Any action required or permitted to be taken under the AIP by the Company or any other Employer shall be by resolution of its board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

7.9. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

7.10. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the AIP, acquire any right in or title to any assets, funds or property of the Company or any Employer whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Employer, in its sole discretion, may set aside in anticipation of a liability under the AIP. A Participant shall have only a contractual right to the cash, if any, payable under the AIP, unsecured by any assets of the Company or any Employer, and nothing contained in the AIP shall constitute a guarantee that the assets of the Company or any Employer shall be sufficient to pay any benefits to any person.

(b) The AIP does not constitute a contract of employment, and status as a Participant shall not give any Eligible Employee the right to be retained in the employ of the Company or any Employer, nor any right or claim to any benefit under the AIP, unless such right or claim has specifically accrued and vested under the terms of the AIP.

7.11. Evidence. Evidence required of anyone under the AIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

7.12. Information to be Furnished. The Company and the Participating Employers shall furnish the Senior Corporate Compensation Executive and the Compensation Committee with such data and information as it determines may be required for it to discharge its duties.

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The records of the Company and the Participating Employers as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the AIP must furnish the Senior Corporate Compensation Executive or the Compensation Committee, as appropriate, such evidence, data or information as the Senior Corporate Compensation Executive or the Compensation Committee considers desirable to carry out the terms of the AIP, subject to any applicable privacy laws.

SECTION 8

AMENDMENT AND TERMINATION

The Company may amend or terminate the AIP at any time and for any reason in its sole discretion. Notwithstanding the foregoing, no amendment may be made, without the consent of the shareholders of the Company, that would cause any Awards intended to meet the requirements of “performance-based compensation” under Code 162(m) and the regulations thereunder, to cease to be deductible under Code Section 162(m). Further, notwithstanding anything herein to the contrary, (a) no amendment shall be made that would cause the AIP not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, and (b) the AIP and any Award thereunder may be amended without Participant consent to the extent that the Compensation Committee (or its authorized representative) determines such amendment necessary to cause the AIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.

SECTION 9

DEFINED TERMS

9.1. In addition to the other definitions contained herein, the following definitions shall apply:

(a) Assignment. The term “Assignment” refers to the performance measure(s) (under subsection 4.2) that have been assigned by the Senior Corporate Compensation Executive or the Compensation Committee, as appropriate, to a Participant, based upon position or location and/or business unit. Assignment also includes the weight of each performance measure assigned to the Participant.

(b) Award. The term “Award” or “Awards” refers to any Annual Incentive Award(s) awarded under the AIP.

(c) Compensation Committee. The term “Compensation Committee” refers to the Compensation Committee of the Board of Directors of Sears Holdings Corporation.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time (and the regulations issued thereunder). A reference to any provision of the Code shall include reference to any successor provision of the Code (and the regulations issued thereunder).

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(e) Executive. The term “Executive” refers to any employee of an Employer who holds a position of senior vice president position or higher, or any employee who is an executive officer under Section 16(b) of the Securities and Exchange Act of 1934.

(f) Fair Market Value. The term “Fair Market Value” shall mean the reported closing price of a share of Stock on the principal securities exchange or market on which the Stock is then listed or admitted to trading.

(g) Fiscal Year. The capitalized term “Fiscal Year” refers to (i) with respect to Participants employed by the Company (including any Participating Employer other than Lands’ End, Inc.), the twelve (12) month period beginning on February 3, 2008 and ending on January 31, 2009 (i.e., the Saturday closest to January 31 of calendar year 2009), and (ii) with respect to Participants employed by Lands’ End, Inc., the twelve (12) month period beginning on February 2, 2008 and ending on January 30, 2009 (i.e., the Friday closest to January 31 of calendar year 2009).

(h) Senior Corporate Compensation Executive. The term “Senior Corporate Compensation Executive” refers to the Senior Vice President of Human Resources (i.e., the most senior human resources officer of the Company), or if he or she has explicitly delegated his or her duties with respect to the AIP, as provided herein, then the Senior Corporate Compensation Executive shall refer to such authorized representative to whom the duties of administering the AIP have been delegated.

(i) Support Center. For purposes of determining which employees are Eligible Employees under the AIP, the term “Support Center” refers to the following corporate locations: (i) Hoffman Estates, Illinois, (ii) Troy, Michigan, (iii) Dodgeville, Wisconsin, (iv) Tucker, Georgia, (v) Dallas, Texas, (vi) New York Design Center facilities in New York, (vii) SHIP in Longwood, Florida, and (viii) SRAC in Wilmington, Delaware.

SECTION 10

EXPIRATION OF AIP

The AIP shall expire, subject to earlier termination pursuant to Section 8, on the date on which all Annual Incentive Awards (if any) are paid in full in accordance with the provisions of the AIP.

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2008 AIP

IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of Sears Holdings Corporation has caused this AIP to be executed effective as of the date first stated above, by the undersigned officer of Sears Holdings Corporation on this 5th day of May, 2008.

SEARS HOLDINGS CORPORATION

By:	/s/ William R. Harker
William R. Harker

Title:	SVP, HR, General Counsel and Corporate Secretary

SEARS HOLDINGS CORPORATION

2008 ANNUAL INCENTIVE PLAN

APPENDIX A

Participating Employers

(As of April 22, 2008)

1.	Sears Holdings Corporation

2.	Sears Holdings Management Corporation

3.	Sears, Roebuck and Co.

•	Excluding Orchard Supply Hardware Stores Corporation

4.	Kmart Holding Corporation